EXHIBIT 31.1

SECTION 302 CERTIFICATION

I, Steven J. Hilton, certify that:

1.  I have reviewed this annual report on Form 10-K/A of Meritage Homes Corporation; and

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  March 24, 2005

/s/ Steven J. Hilton
Steven J. Hilton
Co-Chief Executive Officer